Exhibit 107

Calculation of Filing Fee Tables

F-4

(Form Type)

Prenetics Global Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(3)
Fees Previously Paid	Equity	PubCo Class A Ordinary Shares	457	f(1)	127,530,989	(1)	$9.88	$1,260,006,171.32	(2)	0.0000927	$116,802.57
	Equity	PubCo Class A Ordinary Shares	457	f(1)	803,622	(4)	$9.90	$7,955,857.80	(5)	0.0000927	$737.51
	Equity	PubCo Warrants to purchase PubCo Class A Ordinary Shares	457	f(1)	11,311,390	(6)	$1.01	$11,424,504.90	(7)	0.0000927	$1,059.05
		Total Offering Amounts						$1,279,386,533.02			$118,599.13
		Total Fees Previously Paid									$130,000.00
		Net Fee Due									$0

(1) Represents Class A ordinary shares, par value $0.0001 per share (“PubCo Class A Ordinary Shares”), of the registrant (“PubCo”) to be issued upon completion of the business combination described in the proxy statement/prospectus contained herein (the “Business Combination”), and includes (a) 33,934,235 PubCo Class A Ordinary Shares to be issued to holders of Class A ordinary shares, par value $0.0001 per share, of Artisan Acquisition Corp. (“Artisan Public Shares”), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Artisan”), (b) 9,983,558 PubCo Class A Ordinary Shares to be issued to holders of Class B ordinary shares, par value $0.0001 per share, of Artisan (“Founder Shares” and collectively with the Artisan Public Shares, the “Artisan Shares”), (c) up to 72,301,806 PubCo Class A Ordinary Shares to be issued to the existing shareholders of Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Prenetics”), and (d) 11,311,390 PubCo Class A Ordinary Shares issuable upon exercise of warrants of PubCo to be issued to holders of public warrants of Artisan (“Artisan Public Warrant”), all in connection with the Business Combination (“PubCo Warrants”).

(2) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $9.88 (the implied price of Artisan Public Shares based on the average of the high and low prices of Artisan Public Shares as reported on NASDAQ on November 3, 2021, which is within five business days prior to the date of the first public filing of the registration statement on Form F-4) multiplied by (ii) 127,530,989 PubCo Class A Ordinary Shares issuable in connection with the Business Combination.

(3) Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0000927.

(4) Represents up to 803,622 PubCo Class A Ordinary Share to be issued to certain existing shareholders of Prenetics, who received ordinary shares of Prenetics on November 11, 2021 as part of the deferred consideration of Prenetics Limited’s acquisition of Oxsed Limited, in connection with the Business Combination.

(5) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $9.90 (the implied price of Artisan Shares based on the average of the high and low prices of Artisan Shares as reported on NASDAQ on December 10, 2021) multiplied by (ii) 803,622 PubCo Class A Ordinary Shares issuable in connection with the Business Combination.

(6) Represents PubCo Warrants to be issued to holders of Artisan Public Warrants in connection with the Business Combination.

(7) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $1.01 (the average of the high and low prices of the Artisan Public Warrants as reported on NASDAQ on November 3, 2021) multiplied by (ii) 11,311,390 Artisan Public Warrant.